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                                                                  EXHIBIT (i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                  July 29, 2009

Van Kampen Money Market Fund
522 Fifth Avenue
New York, New York 10036

     Re: Post-Effective Amendment No. 54 to the
         Registration Statement on Form N-lA for
         the Van Kampen Money Market Fund (the "Registration Statement") (File Nos. 022-50870 and 811-02482)
         --------------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                        Meagher & Flom LLP